Exhibit 10.2

AMENDMENT NO. 2 TO

EMPLOYMENT CONTRACT

THIS AMENDMENT NO. 2 (this “Amendment”) to the Employment Contract (as defined hereinafter) is executed as of February 9, 2012 by and between Sutor Technology Group Limited, a Nevada corporation (the “Company”), and Naijiang Zhou (the “Employee”). Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Employment Contract referred to below.

W I T N E S S E T H:

WHEREAS, the Company and the Employee are parties to that certain Employment Contract dated as of December 18, 2009 (the “Employment Contract”);

WHEREAS, the Company and the Employee entered into an amendment to the Employment Contract on February 23, 2011 in which the parties thereto amended certain provisions of the Employment Contract (the “Amendment No. 1”);

WHEREAS, the Company and the Employee wish to amend the Employment Contract further as set forth in this Amendment;

NOW, THEREFORE, for mutual consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Amendments to the Employment Contract

a. Section 4.1(a) of the Employment Contract shall be deleted in its entirety and the following shall be substituted in lieu thereof:

“Party B’s monthly basic salary before tax is RMB 58,000.”

b. Section 4.1(b) of the Employment Contract shall be deleted in its entirety and the following shall be substituted in lieu thereof:

“Party B shall be entitled to receive 50,000 restricted shares of the common stock of Party A pursuant to Party A’s 2009 Equity Incentive Plan. Such restricted shares shall be granted on or about February 21, 2012 according to a restricted shares grant agreement (the “Restricted Shares Grant Agreement”) to be entered into between the Parties. The restricted shares will be subject to the terms and conditions of such Restricted Shares Grant Agreement.”

2.	Agreement Otherwise Unchanged

Except as herein provided, the Employment Contract shall remain unchanged and in full force and effect.

3.	Governing Law.

This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

4.	Entire Agreement.

This Amendment along with the Employment Contract and the Amendment No. 1 contain the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Amendment.

5.	Counterparts.

This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date herein above first written.

SUTOR TECHNOLOGY GROUP LIMITED By: _/s/ Lifang Chen___________________ Name: Lifang Chen Title: CEO

EMPLOYEE Name: Naijiang Zhou Signature: /s/ Naijiang Zhou

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